Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of “Reporting Persons”:	Prospect Venture Partners II, L.P. (“PVP II”)
Prospect Venture Partners, L.P. (“PVP”)
Prospect Management Co. II, L.L.C. (“PMC II”)
Prospect Management Co., L.L.C. (“PMC”)

Address:	c/o Prospect Venture Partners
435 Tasso Street, Suite 200
Palo Alto, California 94301

Designated Filer:	Prospect Venture Partners II, L.P.

Issuer and Ticker Symbol:	Infinity Pharmaceuticals, Inc. (INFI)

Date of Event:	September 12, 2006
Each of the following is a Joint Filer with PVP II and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
PMC II serves as the sole general partner of PVP II. PMC serves as the sole general partner of PVP. PMC II and PMC each have sole voting and investment control over the respective shares owned by PVP II and PVP.
Each reporting person disclaims beneficial ownership of the shares reported herein, except to the extent of his pecuniary interest, and any shares held in their names. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.
Each of the Reporting Persons listed above has designated Prospect Venture Partners II, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed Prospect Management Co. II, L.L.C. as its attorney-in-fact for the purpose of making reports relating to transactions in Infinity Pharmaceuticals, Inc. Common Stock.
PROSPECT VENTURE PARTNERS II, L.P.
By: Prospect Management Co. II, L.L.C.
Its: General Partner

By:	/s/ David Schnell

Name:	David Schnell

Managing Director

PROSPECT VENTURE PARTNERS, L.P.

By: Prospect Management Co., L.L.C.
Its: General Partner

By:	/s/ David Schnell

Name:	David Schnell

Managing Director

PROSPECT MANAGEMENT CO. II, L.L.C.

By:	/s/ David Schnell

Name:	David Schnell

Managing Director

PROSPECT MANAGEMENT CO., L.L.C.

By:	/s/ David Schnell

Name:	David Schnell

Managing Director

E-1.